                                                                   EXHIBIT 10.52

                      TRANSITION POWER PURCHASE AGREEMENT

                                By and Between

                   NEW YORK STATE ELECTRIC & GAS CORPORATION

                                      and

                         MISSION ENERGY WESTSIDE, INC.

                          Dated: as of August 1, 1998


[THIS TRANSITION POWER PURCHASE AGREEMENT SETS FORTH THE TERMS ON WHICH MISSION
 ENERGY WESTSIDE, INC. OR NYSEG MAY EXERCISE AN OPTION PURSUANT TO WHICH MISSION ENERGY WESTSIDE, INC. WOULD PROVIDE AND SELL, AND NYSEG WOULD ACCEPT AND PURCHASE, INSTALLED ELECTRIC GENERATING CAPACITY.]

     This Transition Power Purchase Agreement ("Agreement") is made and entered into as of August 1, 1998, by and between Mission Energy Westside, Inc. ("Generator"), a California corporation and New York State Electric & Gas Corporation ("NYSEG"), a New York corporation (each of Generator and NYSEG being referred to herein, individually, as a "Party", and collectively, as the "Parties"),


                                  WITNESSETH:


     WHEREAS, NGE Generation, Inc. ("NGEGen"), an affiliate of NYSEG, and Pennsylvania Electric Company ("Penelec"), have offered to jointly sell by auction their respective interests in the Homer City Generating Station (the "HC Station"), a coal-fired generating plant located in Indiana County, Pennsylvania;

     WHEREAS, Generator, Penelec, and NGEGen have entered into the Asset Purchase Agreement dated as of August 1, 1998 pursuant to which Generator shall purchase the HC Station;

     WHEREAS, the rights and obligations of buyers and suppliers of electric generating capacity, energy, transmission and ancillary services may be modified by the proposal pending before the Federal Energy Regulatory Commission ("FERC") to restructure the New York Power Pool, which contemplates the formation of the New York Independent System Operator ("ISO") and the implementation of the ISO Tariff filed on December 19, 1997 in FERC Docket Nos. ER97-1523-000, OA97-470-000 and ER97-4234-000 and the order dated June 30, 1998 as such filings and orders may be amended from time to time. FERC may approve, accept, modify, or reject the proposal, and its actions may affect the rights and obligations under this Agreement;

     WHEREAS, NYSEG desires to enter into an option agreement for the purchase and sale of electric generating capacity and not ancillary services or energy; and

     WHEREAS, in partial consideration for NYSEG's interest in the HC Station, Generator and NYSEG have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Generator and NYSEG agree as follows:

                           SECTION 1 - DEFINITIONS
                                  AND FORMAT

     1.1 Format
         ------

     (a) References to Sections herein are cross-references to Sections in this Agreement, unless otherwise stated.

     (b) All Schedules that are attached to this Agreement are incorporated by reference as if fully set forth herein.

     1.2 Definitions
         -----------

     In addition to the terms defined elsewhere in this Agreement, when used with initial capitalization, whether singular or plural, the following terms shall have the meanings set forth below. Any term used in this Agreement that is not defined herein shall have the meaning customarily attributed to such term by the electric utility industry in New York.

     (a) "APA" means the Asset Purchase Agreement by and among NGEGen, NYSEG, Pennsylvania Electric Company and Generator dated as of August 1, 1998.

     (b) "Contract Period" means each of the following four periods:

          (i) from the Transfer Date to May 31, 1999 (the "First Contract Period");

          (ii) June 1, 1999 through the end of the 1999 Summer Capability Period (currently October 31, 1999) (the "Second Contract Period");

          (iii) from the start of the 1999/2000 Winter Capability Period (currently November 1, 1999) to the end of the 2000 Summer Capability Period (currently October 31, 2000); and

          (iv) the 2000/2001 Winter Capability Period (currently November 1, 2000 through April 30, 2001).

     If, for any reason, the Transfer Date is after May 31, 1999, the commencement of the subsequent Contract Period during which the Transfer Date occurs shall be on the Transfer Date, and the subsequent Contract Period shall end as described above.

     (c) Force Majeure has the meaning set forth in Section 8.

     (d) "Installed Capacity" means electric generating capacity that satisfies the Installed Capacity requirements established by the ISO or NYPP, as they apply to NYSEG or by PJM to the extent NYSEG exercises its rights under Section 3.5(c) to designate Installed Capacity to satisfy PJM requirements.


     (e) "ISO" shall mean the New York independent system operator, as described in the Supplemental Filing, or its successor.

     (f) "ISO Tariff" shall mean the tariff described in the Supplemental Filing, as it may be amended from time to time.

     (g) "NYPP" shall mean the New York Power Pool or its successor.

     (h) "NYSEG" shall mean New York State Electric & Gas Corporation or its successor.

     (i) "Option" means a Put Option or Call Option.

     (j) "Penelec" shall mean Pennsylvania Electric Company.

     (k) "PJM" means PJM Interconnection L.L.C., the Delaware Limited Liability Company continued by that certain Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997, as amended from time to time, or its successor.

     (l) "Purchased Capacity" means Installed Capacity with respect to which a Put Option or Call Option has been exercised.

     (m) "Replacement Capacity" shall mean Installed Capacity under this Agreement from a source different from the source identified by Generator and subsequently identified to the NYPP or ISO in NYSEG's periodic reports required under applicable procedures or directly or indirectly to PJM to the extent such Installed Capacity satisfies NYPP or ISO Installed Capacity requirements applicable to NYSEG, or, if required by Section 4, satisfies PJM Installed Capacity requirements.

     (n) "Replacement Capacity Costs" shall mean the incremental cost of Replacement Capacity to the extent it exceeds the cost of the applicable Option Price(s) in accordance with Section 5.1 and Appendix C.

     (o) "Summer Capability Period" shall have the meaning provided by the NYPP, the ISO or their successor(s) as may be modified from time to time. Summer Capability Period is currently each May 1 through October 31 of each year.

     (p) "Supplemental Filing" shall mean the December 19, 1997 Supplemental Filing to the Comprehensive Proposal to Restructure the New York Wholesale Electric Market in FERC Docket Nos. ER97-1523-000, OA97-470-000, and ER97-4234-000.

     (q) "Transfer Date" means the date on which NGE Generation, Inc. transfers title to its interest in the HC Station to the Generator.

     (r) "Winter Capability Period" shall have the meaning provided for by the NYPP, the ISO or their successor(s) as may be modified from time to time. Winter Capability Period is currently each November 1 through April 30 of the following calendar year.

                                SECTION 2 - TERM


     Subject to required regulatory authorizations, if any, this Agreement shall become effective when signed by the Parties, except that the rights to exercise Options and the obligations to purchase and sell Installed Capacity shall become effective on the Transfer Date. Unless terminated earlier in accordance with the terms hereof, this Agreement shall terminate on April 30, 2001, or on the last day of the 2000/2001 Winter Capability Period ending in the year 2001, if different, or earlier pursuant to the terms of this Agreement. If the APA is validly terminated pursuant to its terms prior to the Transfer Date, then this Agreement shall also terminate.


                              SECTION 3 - OPTIONS


     3.1 Put Option
         ----------

     To the extent required by Generator in accordance with this Agreement, NYSEG shall accept and purchase Installed Capacity from Generator for any designated Contract Period in amounts up to the Maximum Put Capacity for the respective Contract Period. Generator's right to require NYSEG to accept and purchase such Installed Capacity from Generator is referred to herein as Generator's "Put Option."

     3.2 Call Option
         -----------

     To the extent required by NYSEG in accordance with this Agreement, Generator shall provide and sell Installed Capacity to NYSEG for any designated Contract Period in amounts up to the Maximum Call Capacity for the respective Contract Period. NYSEG's right to require Generator to provide and sell such Installed Capacity to NYSEG is referred to herein as NYSEG's "Call Option."

     3.3 Maximum Put Capacity and Maximum Call Capacity
         ----------------------------------------------

     (a) The Maximum Put Capacity for each Contract Period shall be equal to the SICR for the respective Contract Period.

     (b) The Maximum Call Capacity for each Contract Period shall be equal to the SICR for the respective Contract Period, minus the amount of Installed Capacity for which Generator exercises its Put Option with respect to such Contract Period, but not less than zero.

     3.4 SICR (Supplemental Installed Capacity Requirement)
         ----

     SICR shall be equal to:

     (a) 942 MW for the First Contract Period;

     (b) for each subsequent Contract Period, the lesser of (i) 942 MW or (ii) one half the difference of (ICR plus WPS) minus IC, for the respective Contract Period, [(ICR + WPS IC)/2] where:

               ICR = NYSEG's forecast of its annual Installed Capacity requirement to satisfy the NYPP or ISO requirements including applicable reserve margins, net of NYSEG's estimate of Installed Capacity associated with NYSEG's customers that have converted or will convert to retail access service.

               WPS = NYSEG's wholesale capacity sales requirements and any applicable reserves on these sales, to the Town of Massena, the Burlington Electric Department, and the Vermont Public Power Supply Authority (estimated in Appendix A).

               IC = The Installed Capacity of the NYSEG resources as identified in Appendix B to the extent NYSEG receives or will receive Installed Capacity credit from the NYPP or the ISO for these resources.

               NYSEG's forecasts and estimates shall be applicable to the forthcoming Contract Period.

     3.5 Exercise of Options
         -------------------

     (a) Not later than 45 days prior to the anticipated Transfer Date, NYSEG shall notify Generator in writing of the Maximum Put Capacity for the Second Contract Period.

     (b) Not later than 30 days prior to the anticipated Transfer Date, Generator shall notify NYSEG in writing whether it is exercising its Put Option for the First and Second Contract Period(s), and if so, the quantity of Installed Capacity for which Generator is exercising its Put Option.

     (c) By the first business day following the deadline in Section (b), NYSEG shall notify Generator in writing whether it is exercising its Call Option for the First and Second Contract Periods, and if so, the quantity of Installed Capacity for which NYSEG is exercising its Call Option, and for the First Contract Period, if either Party has exercised its Option, the amount of Installed Capacity that must satisfy the PJM requirements specified in
Section 4.

     (d) If either or both Parties exercise their Options for the First Contract Period, the obligations to provide and sell, and to accept and purchase, Installed Capacity pursuant to such exercised Option(s) shall become effective as of the Transfer Date.

     (e) By June 15, 1999 and June 15, 2000, NYSEG shall notify Generator in writing of the Maximum Put Capacity for the forthcoming Contract Period.

     (f) By July 15, 1999 and July 14, 2000, Generator shall notify NYSEG in writing whether it is exercising its Put Option for the forthcoming Contract Period, and if so, the quantity of Installed Capacity for which Generator is exercising its Put Option.

     (g) By July 16, 1999 and July 17, 2000, NYSEG shall notify Generator in writing whether it is exercising its Call Option for the forthcoming Contract Period, and if so, the quantity of Installed Capacity for which NYSEG is exercising its Call Option.

     (h) By 25 days prior to the anticipated Transfer Date for the first two Contract Periods and September 15 of each year for subsequent Contract Periods, Generator shall, if either Party exercises its Option, inform NYSEG in writing of the location and name of and amount from each generating unit that Generator will use to supply the Installed Capacity required pursuant to this Agreement.

     (i) By October 1 of each year, NYSEG is required to report all sources to be used to supply NYSEG's Installed Capacity requirement to the NYPP or ISO.

     (j) November 1 is the start date for the Winter Capability Period.

     (k) If NYPP or the ISO modifies current notification schedules or the definition of Winter Capability Period or Summer Capability Period such that the schedule dates contained in this Section 3.5 are inconsistent with the modified schedule or definition, then NYSEG shall provide reasonable notice thereof to Generator and shall thereafter have the right to revise the dates in this
Section 3.5 to be consistent with said modification.

     (l) Subject to Section 4.1(a)(ii) and 4.2, and to the extent permitted by ISO or NYPP procedures, and consistent with Generator's obligations under Sections 3 and 4, Generator may use generating resources other than those identified in Section (h) above and shall notify NYSEG of any changes in the name and location of, and the amount of Installed Capacity from, any generating unit to be used by Generator to supply the Installed Capacity required pursuant to this Agreement at least thirty (30) days before the date NYSEG is required to report such change to the NYPP or ISO.

        SECTION 4 - GENERATOR'S OBLIGATION TO PROVIDE PURCHASED CAPACITY

     4.1 If either Party exercises its Option, for the First Contract Period, NYSEG may designate up to the lesser of the aggregate amount of the Option(s) that have been exercised for the First Contract Period or 505 MW of Installed Capacity to satisfy PJM Installed Capacity requirements in accordance with this
Section 4. Any amount not so designated up to the aggregate amount of the Option(s) that have been exercised shall satisfy the NYPP or ISO requirements described below. In no event may either or both Parties exercise Options in excess of the SICR. If either or both Parties exercise their Option(s), then, unless excused by Force Majeure, Generator shall:

          (a) satisfy all requirements applicable to suppliers of Installed Capacity established by

               (i) NYPP or the ISO (including locational and performance requirements and compliance with and satisfaction of all applicable tariffs, rules and practices) so that NYSEG will receive Installed Capacity credit in the amount elected by NYSEG and/or Generator hereunder, and/or

               (ii) PJM for up to 505 MW of Installed Capacity, only during the First Contract Period and only to the extent NYSEG designates Installed Capacity to satisfy such PJM requirements in accordance with Section 3.5(c); and

          (b) reasonably cooperate with NYSEG in arranging any necessary interfaces or protocols to satisfy NYPP, ISO, or PJM requirements associated with any services provided under this Agreement.

     4.2 If NYSEG exercises its option as described in Section 4.1(a)(ii), then that amount of Installed Capacity shall be supplied from the HC Station unless the Parties mutually agree otherwise.

             SECTION 5 - PAYMENT FOR PURCHASED CAPACITY AND BILLING

     5.1 Monthly Payments and Billing
         ----------------------------

     If an Option or Options are exercised, subject to Section 5.2, NYSEG shall make monthly payments to Generator for each month during the Contract Period for which such Option or Options have been exercised. Subject to Section 5.2, such monthly payments, each referred to herein as a "Monthly Payment" or MP, shall be calculated as follows:

          MP = the sum of

               (A) the product of (i) the applicable Put Price from Appendix C hereto, (ii) the amount of Installed Capacity for which a Put Option has been exercised and which is provided by Generator to the extent (a) NYSEG receives Installed Capacity credit to satisfy NYPP or ISO requirements applicable to NYSEG to the extent NYSEG has designated NYPP or the ISO, or (b) the Installed Capacity satisfies requirements specified in Section 4.1(a)(ii) to the extent NYSEG has designated PJM Installed Capacity in accordance with Sections 3.5(c) and 4, and (iii) the number of to the extent NYSEG has designated NYPP or the ISO days in the month or part thereof

                    and

               (B) the product of (i) the applicable Call Price from Appendix C hereto, (ii) the Installed Capacity for which a Call Option has been exercised and which is provided by Generator to the extent (a) NYSEG receives Installed Capacity credit to satisfy NYPP or ISO requirements applicable to NYSEG to the extent NYSEG has designated NYPP or the ISO, or (b) the Installed Capacity satisfies requirements specified in
                    Section 4.1(a)(ii) to the extent NYSEG has designated PJM Installed Capacity in accordance with Sections 3.5(c) and 4, and (iii) the number of days in the month or part thereof.

NYSEG shall make no other payment to Generator for Installed Capacity actually provided under this Agreement.

     5.2 Capacity Deficiency
         -------------------

     (a) Whenever the amount of Installed Capacity credit that NYSEG receives
(i) from NYPP or the ISO, or (ii) to the extent NYSEG has designated PJM Installed Capacity in accordance with Sections 3.5(c) and 4, from PJM for capacity supplied by Generator, is less than the amount of Installed Capacity for which an Option has been exercised, then unless excused by Force Majeure, Generator shall pay NYSEG monthly for any costs incurred by NYSEG associated with Generator's failure to supply Installed Capacity under this Agreement as follows:

          The sum of (a) all charges imposed by the NYPP, ISO or PJM, including penalties and fines to the extent they exceed charges that would have been due under Section 5.1 had Generator performed with respect to the amount of Installed Capacity by which the Generator was deficient and on which NYSEG incurred NYPP or ISO charges or directly or indirectly incurred PJM charges; (b) if Generator fails to provide Replacement Capacity, and NYSEG obtains Replacement Capacity, then NYSEG's Replacement Capacity Cost, to the extent not included in (a); and (c) all related transaction costs to the extent not included in (a) and (b), that are reasonably incurred, associated with Generator's failure to provide Installed Capacity.

     (b) If NYSEG incurs any costs over a period greater than one calendar month or at one time associated with Generator deficiencies described above in this Section at a different time, or if NYSEG purchases more Installed Capacity than the amount by which Generator was deficient, then NYSEG shall, in its reasonable discretion, allocate these costs on a monthly basis and determine the portion associated with the deficiency.

     (c) NYSEG shall set off any payments Generator owes under this Section 5.2 against any payments NYSEG owes Generator under Section 5.1. If payments due NYSEG under Section 5.2 exceed payments due Generator under Section 5.1., Generator shall pay NYSEG the difference.

     5.3 Statements
         ----------

     NYSEG shall provide to the Generator a monthly statement not later than 15 days after the end of each calendar month during a Contract Period with respect to which an Option or Options have been exercised. Such statement shall set forth (i) the amount due for Purchased Capacity for which such Option or Options have been exercised, calculated in accordance with Sections 5.1 and 5.2; (ii) Generator's reimbursement obligation, if any, under Section 5.2, and (iii) the computation of the amount due and determination of the Party obligated to pay such amount, including each quantity used in such computation and determination.

     5.4 Billing and Payment
         -------------------

     If the statement provided pursuant to Section 5.3 shows that a payment is due from NYSEG to Generator, NYSEG shall pay the amount due within 15 days of the issuance of the statement. If the statement shows that payment is due from Generator to NYSEG, NYSEG shall render a bill to the Generator for the amount due simultaneously with the issuance of the statement, and the Generator shall pay such bill within 15 days of the issuance thereof by NYSEG.

     5.5 Adjustments and Corrections
         ---------------------------

     (a) If adjustments or corrections to bills or statements are required as a result of errors in computation or billing, the Parties shall recompute amounts due hereunder and otherwise correct any errors in such bills or statements. If the total amount, as recomputed, due from a Party for the period of inaccuracy varies from the total amount due as previously computed, and payment of the previously computed amount has been made, the difference shall be paid to the Party entitled to receive it within thirty (30) days after the recomputation.

(b) Interest on unpaid amounts or payments received after the due date shall accrue at a rate equal to the prime commercial lending rate established from time to time by Chase

Manhattan Bank, N.A., New York, New York, or its successor, from the due date until the date upon which payment is made.


     (c) All billings to NYSEG shall be sent to:

               John Kobuskie
               Manager of Electric Supply Planning and Procurement New York State Electric & Gas Corporation
               4500 Parkway East
               P.O. Box 3607
               Binghamton, New York 13902-3607

     (d) All billings to Generator shall be sent to:

               Mission Energy Westside, Inc.
               18101 Von Karman Avenue
               Suite 1700
               Irvine, California 92612
               Attention: James V. Iaco, President

     (e) Any payments owed directly by Generator to the ISO, NYPP, or PJM pursuant to the procedures established in the ISO Tariff, by the ISO or in the NYPP procedures, or in the PJM procedures, shall not be NYSEG's responsibility.

     (f) If a Party contests the billed amount, the contesting Party shall pay the undisputed billed amount and provide written notice to the other Party identifying the reason for the dispute. Interest at the rate specified in
Section 5.5(b) shall accrue on the portion, if any, that is refunded or credited when the contested amount is resolved.

     (g) Each Party may set off any amounts owed to the other Party against any amount owed pursuant to this Agreement or other arrangements agreed to between the Parties, including, without limitation, amounts owed NYSEG under Section 5.2.

     5.6 Records
         -------

     The Parties shall each keep and maintain accurate and detailed records relating to the sales of Installed Capacity under this Agreement for a period of not less than six (6) years. Such records shall be made available for inspection by either Party or any governmental agency having jurisdiction with respect thereto during normal business hours upon reasonable notice.

     5.7 Survival
         --------

     The Provisions of this Section 5 shall survive termination, expiration, cancellation, suspension, or completion of this Agreement to the extent necessary to allow for final billing and payment.


                           SECTION 6- INDEMNIFICATION

     6.1 Generator's Indemnification
         ---------------------------

     The Generator shall indemnify, hold harmless and defend NYSEG, its parent, affiliates, and successors, and their officers, directors, employees, agents, subcontractors, and successors, from and against any and all claims, demands, liabilities, costs (including, without limitation, those identified in Section 5.5(e)), losses, judgments, damages and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by NYSEG in any actions or proceedings between NYSEG and a third party, the Generator, or any other party) for damage to property, injury to or death of any person, including NYSEG's employees, Generator's employees and their affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by the Generator and/or its officers, directors, employees, agents, and subcontractors arising out of or connected with this Agreement.

     6.2 NYSEG's Indemnification
         -----------------------

     NYSEG shall indemnify, hold harmless and defend Generator, its parent, affiliates and successors, and their officers, directors, employees, agents, subcontractors, and successors, from and against any and all claims, demands, liabilities, costs, losses, judgments, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by Generator in any actions or proceedings between Generator and a third party, NYSEG, or any other party) for damage to property, injury to or death of any person, including Generator's employees, NYSEG's employees and their affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by NYSEG and/or its officers, directors, employees, agents, and subcontractors arising out of or connected with this Agreement.

    6.3 Indemnification Procedures
        --------------------------

     If either Party intends to seek indemnification under this Section 6 from the other Party, the Party seeking indemnification shall give the other Party notice of such claim within ninety (90) days of the commencement of, or the Party's actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.


     6.4. Survival
          --------

     The indemnification obligations of each Party under this Section 6 shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under Worker's Compensation Acts, disability benefit acts or other employee acts, or otherwise. The provisions of this Section 6 shall survive termination, cancellation, suspension, completion or expiration of this Agreement.


                       SECTION 7- LIMITATION OF LIABILITY


     7.1 Limitation on Damages
         ---------------------


     Except for indemnity obligations set forth in Section 6, neither NYSEG nor the Generator, nor their respective officers, directors, agents, employees, parents, affiliates, successors, assigns, or subcontractors shall be liable to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors, assigns, or subcontractors for claims, suits, actions, causes of action or otherwise for incidental, punitive, special, indirect, multiple or consequential damages (including attorneys' fees or litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with, or related to this Agreement, including, without limitation, any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability.

     7.2 Subject to indemnity obligations set forth in Section 6, upon an Event of Default by NYSEG under this Agreement, which Event of Default is not excusable due to an event of Force Majeure or due to an Event of Default by Generator under this Agreement, NYSEG's liability to the Generator shall be limited to the Generator's direct damages incurred by the Generator as a result of such default by NYSEG, which shall be payments under Section 5.1 for services rendered.

     7.3 Subject to indemnity obligations set forth in Section 6, upon an Event of Default by Generator under this Agreement, which Event of Default is not excusable due to an event of Force Majeure or due to an Event of Default by NYSEG under this Agreement, Generator's liability to NYSEG shall be limited to NYSEG's direct damages incurred by NYSEG as a result of such default by Generator, which shall be payments due under Section 5.2.

     7.4 The provisions of this Section 7 shall apply regardless of fault and shall survive termination, cancellation, suspension, completion or expiration of this Agreement.

                           SECTION 8 - FORCE MAJEURE


     8.1 Force Majeure

     Subject to due diligence obligations under Section 8.3, a Party shall not be considered to be in default or breach of this Agreement, and shall be excused from performance, or liability for damages to the other Party, if and to the extent it shall be delayed in or prevented from performing or carrying out any of the obligations or responsibilities of this Agreement, arising out of or from any act, omission or circumstances occasioned by or in consequence of any act of God, labor disputes, act of the public enemy, war, invasion, riot, fire, storm, flood, ice, explosion, or by any other cause or causes beyond the reasonable control of the Party invoking Force Majeure to avoid liability, including any order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities.


     8.2 Obligation to Make Payment

     Nothing contained in this Section 8 shall relieve any Party of the obligation to make payments when due pursuant to this Agreement.


     8.3 Due Diligence

     Any Party claiming Force Majeure shall (1) provide prompt written notice of such Force Majeure event to the other Party giving a detailed written explanation of the event and estimate of its expected duration and probable effect on the performance of that Party's obligations hereunder; and (2) use due diligence in accordance with Good Utility Practice (as defined in the Supplemental Filing) to continue to perform its obligations under this Agreement and to remove the condition that prevents performance, including the provision of Replacement Capacity, if available, irrespective of cost; except that settlement of any labor dispute shall be in the sole judgment of the affected Party. If Generator fails to provide Replacement Capacity and NYSEG obtains Replacement Capacity, then this Section 8 shall not relieve Generator of its obligations under Section 5.2.a.


     8.4 Survival

     The provisions in this Section 8 shall survive termination, cancellation, suspension, completion or expiration of this Agreement.

                      SECTION 9 - DEFAULT AND TERMINATION

     9.1 Default Defined
         ---------------

     Each of the following events shall be deemed to be an Event of Default hereunder.

          a. Failure of either Party to pay any amounts due to the other Party and such failure is not cured or rectified within 15 days after notice thereof from the non-defaulting Party.

          b. Failure of Generator, in a material respect, to comply with, observe, or perform any other covenant, warranty or obligation under this Agreement, and such failure is not cured or rectified within 30 days after notice thereof from NYSEG.

          c. Failure of NYSEG, in a material respect, to comply with, observe, or perform any other covenant, warranty or obligation under this Agreement, and such failure is not cured or rectified within 30 days after notice thereof from Generator.

     9.2 Occurrence of Event of Default
         ------------------------------

          Subject to Section 6, upon occurrence of an Event of Default by either Party, the defaulting Party shall be liable to the non-defaulting Party for only direct damages as defined in Sections 7.2 and 7.3 resulting from the Event of Default.

          In addition, the non-defaulting Party may pursue any remedies or other damages provided for under law and NYSEG may terminate this Agreement by giving at least 25 days advance written notice to Generator, such termination to be effective as of the date specified in such notice.

     9.3 The provisions of this Section 9 shall survive termination, cancellation, suspension, completion or expiration of this Agreement.


                       SECTION 10 - ADDITIONAL REMEDIES

     The Parties shall be entitled to injunctive relief to prevent breaches by a Party, and specific performance to enforce the terms of this Agreement, in addition to any other remedy to which a Party is entitled under this Agreement, at law, or in equity.

                             SECTION 11 - DISPUTES

     Any disagreement between NYSEG and Generator as to their rights and obligations under this Agreement shall first be addressed by the Parties. If representatives of the Parties are unable in good faith to satisfactorily resolve their disagreement, the Parties shall refer the matter to their respective senior management. If after using their best efforts to try to resolve the dispute, senior management cannot resolve the dispute in 30 days, either Party may exercise any right or remedy available pursuant to this Agreement.

                         SECTION 12 - REPRESENTATIONS

     12.1 Representations of NYSEG.
          ------------------------

          NYSEG represents and warrants to Generator as follows:

          a. Organization. NYSEG is a corporation duly organized, validly
             ------------
             existing and in good standing under the laws of the State of New York and NYSEG has the requisite corporate power and authority to carry on its business as now being conducted.

          b. Authority Relative to this Agreement. NYSEG has the requisite power
             ------------------------------------
             and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by NYSEG and constitutes a valid and binding Agreement of NYSEG.

          c. Regulatory Approval. NYSEG has obtained or will obtain by the
             -------------------
             Transfer Date any and all approvals of, and given any notice to, any public authority that are required for NYSEG to execute and deliver this Agreement.

          d. Compliance With Law.
             -------------------

               (1) NYSEG represents and warrants that it is not in violation of any applicable law, statute, order, rule, or regulation promulgated or judgment entered by any Federal, state, or local governmental authority, which violation would affect NYSEG's performance of its obligations under this Agreement.

               (2) NYSEG represents and warrants that it will comply with all applicable laws, rules, regulations, codes, and standards of all

                    Federal, state, and local governmental agencies having jurisdiction over NYSEG or the transactions under this Agreement.

     12.2 Representations of Generator
          ----------------------------

          Generator represents and warrants to NYSEG as follows:

          a. Generator is a corporation duly organized, validly existing and in good standing under the laws of California and Generator has the requisite corporate power and authority to carry on its business as now being conducted.

          b. Authority Relative to this Agreement. Generator has the requisite
             ------------------------------------
             power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. This Agreement has been duly and validly executed and delivered by Generator and constitutes a valid and binding Agreement of Generator.

          c. Regulatory Approval. Generator has obtained or will obtain by the
             -------------------
             Transfer Date any and all approvals of, and given any notice to, any public authority that are required for Generator to execute and deliver this Agreement.

          d. Compliance With Law.
             -------------------

                (1) Generator represents and warrants that it is not in
                    violation of any applicable, law, statute, order, rule, or regulation promulgated or judgment entered by any federal, state, or local governmental authority, which violation would affect Generator's performance of its obligations under this Agreement.

                (2) Generator represents and warrants that it will comply with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having, jurisdiction over the Generator or the transactions under this Agreement.

     12.3 Representations of Both Parties
          -------------------------------

     The representations in Sections 12.1 and 12.2 shall continue in full force and effect for the term of this Agreement.

         SECTION 13 - ASSIGNMENT OR OTHER CHANGE IN CORPORATE IDENTITY

     This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of the Parties and their respective successors and permitted assigns, but assignment of any right, interest or obligation under this Agreement may not be made without the other Party's written consent, which may not be unreasonably withheld. Assignments that are not consented to may be voided by the non-assigning Party. Notwithstanding the foregoing, (a) NYSEG may assign this Agreement to an affiliate of NYSEG that has a contractual or statutory obligation to supply Installed Capacity to NYSEG's retail customers; and (b) Generator may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution(s) for the purposes of financing or refinancing the acquisition of the HC Station, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, pledges, conveyances or dispositions in lieu thereof; provided, however, that no such assignment, transfer, pledge, conveyance, or disposition shall relieve or in any way discharge Generator from the performance of its duties and obligations under this Agreement. NYSEG agrees to execute and deliver, at Generator's expense, such documents as may be reasonable and necessary to accomplish any such assignment, transfer, pledge, conveyance, or disposition of rights hereunder for purposes of the financing or refinancing of the acquisition of the HC Station, so long as NYSEG's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

                             SECTION 14 - HEADINGS

     The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement.

                              SECTION 15 - WAIVER

     Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.

                           SECTION 16 - COUNTERPARTS

     This Agreement may be executed in two or more counterparts, all of which will be considered one and the same Agreement and each of which will be deemed an original.

                          SECTION 17 - GOVERNING LAW

     This Agreement and all rights, obligations, and performances of the Parties hereunder, are subject to all applicable Federal and state laws, and to all duly-promulgated orders and other duly-authorized action of governmental authorities having jurisdiction.

     When not in conflict with or preempted by Federal law, this Agreement will be governed by and construed in accordance with the law of the State of New York, without giving effect to the conflict of law principles thereof. Except for those matters covered in this Agreement that are jurisdictional to the FERC and the appellate courts to the extent of any appeals from FERC proceedings, any action arising out of or concerning this Agreement must be brought in the federal and state courts of the State of New York. Both Parties hereby consent to the exclusive jurisdiction of the State of New York for the purpose of hearing and determining any action not preempted by Federal law or not within the jurisdiction of the FERC.

                           SECTION 18 - SEVERABILITY

     If any of the provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

                            SECTION 19 - AMENDMENT

a. If any provisions of the ISO Tariff, or any other PJM, ISO or NYPP rules or practices concerning Installed Capacity are changed, then, at the written request of either Party, the Parties shall use their best efforts to amend, modify or supplement this Agreement to preserve and maintain the economic benefits accruing to each Party hereunder. If after 30 days from said request the Parties fail to reach such agreement, then both Parties reserve all rights under the Federal Power Act.

b. Except as provided in the last sentence of Section 19.a, (i) this Agreement may be amended, modified or supplemented only by the written agreement of both Parties, and (ii) to the maximum extent of the law, the rates, terms and conditions in this Agreement shall not be subject to change, regardless of whether such change is sought (a) by the FERC acting sua sponte on behalf of a Party or third party, (b) by a Party, (c) by a
      --- ------
      third party, or (d) in any other manner.

                         SECTION 20 - ENTIRE AGREEMENT

     This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, which pertain to the subject matter contained herein or therein.

                        SECTION 21 - FURTHER ASSURANCES

     The Parties hereto agree to promptly execute and deliver, at the expense of the Party requesting such action, any and all other and further instruments and documents which may be reasonably requested in order to effectuate the transactions contemplated hereby.

                   SECTION 22 - NO THIRD PARTY BENEFICIARIES

     Subject to the requirements of Section 4, nothing in this Agreement, express or implied, is intended to confer on any person, other than the Parties, any rights or remedies under or by reason of this Agreement.

                         SECTION 23 - CONFIDENTIALITY

     Each Party shall hold in confidence all confidential documents and information furnished by the other Party in connection with this Agreement unless disclosure is compelled by judicial or administrative process or other provision of law. If disclosure is so compelled, the Party shall use best efforts to obtain trade secret protection for such information and documentation and shall promptly notify the other Party if it receives notice, or otherwise concludes, that the production of any information subject to this Section 23 is being sought under any provision of law. Either Party may utilize information subject to this Section 23 in any proceeding under Section 11, subject to appropriate confidentiality arrangements. The Parties agree that monetary damages would be inadequate to compensate for breach of obligations under
Section 23. Each Party agrees, subject to Section 10, that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, if it breaches or threatens to breach its obligations under Section 23.

      In Witness Whereof, the Parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                          New York State Electric & Gas Corporation

                          By:  /s/ Kenneth M. Jasinski
                               ------------------------
                               Kenneth M. Jasinski
                               Executive Vice President


                          Mission Energy Westside, Inc.

                          By:  /s/ James V. Iaco
                               ------------------------
                               James V. Iaco
                               President

                                   Appendix A

           Pre-existing Wholesale Power Supply Capacity Requirements


         Customer               Contract Capacity     Estimated Capacity (MW)
                                     (MW)                  Requirement


Massena                            up to 30                     15
Burlington Vt. (BED)               up to 10                      7
VPPSA (Vermont Public Power )      7 (winter)                    7
                                   5 (summer)

                                   APPENDIX B

                        Illustration of NYSEG Resources


The capacity values listed in this Appendix A are illustrative only and do not accurately represent the Plant's capacity in future years. These values will be updated when SICR is forecasted as described in Section 3.

RESOURCE                             CAPACITY  OTHER           CAPACITY
Hydro Plants:                                  Other:
------------                                   -----

Keuka                                     1.5  Nine Mile 2                 207.0
High Falls                               16.0  Harris Lake Diesel            1.8
Kents Falls                              11.0  Other purchase (starts       25.0
Rainbow Falls                             3.0                              -----
                                               9/99)                       233.8
Cadyville                                 6.0
Mi11 "C"                                  5.0  Grand Totals               1419.1
Mechanicville                            19.0
                                         ----
Total:                                   61.8


NUGs:
----
Alice Falls                               2.1
Allegheny Hydro No. 8/No. 9              35.7
Saranac Power                           240.0
Indeck-Silver Springs                    60.0
KES Chateaugay                           17.8
LFG Energy                                5.0
Lockport Energy Assoc.                  179.0
Lower Saranac Hydro                       9.0
Waste Mgmt.-High Acres                    2.4
                                        -----
Total NUGs:                             551.0


NYPA Contracts:
--------------
Niagara Firm                              110
Niagara Peaking                           150
St. Lawrence                               93
Gilboa                                     99
Expansion Load Credit                      45
EDP Credit                                  4
Reserve Credit                             72
                                        -----
Total NYPA:                               573

                                   APPENDIX C

                     Put Prices and Call Prices ($/MW-Day)


Contract Periods                     Call Price        Put Price
----------------                     ----------        ---------

First Contract Period                   63.3             49.9

Second Contract Period                  63.3             49.9

From the start of the 1999/2000         91.7             72.3
Winter Capability Period
(currently November 1, 1999) to
the end of the 2000 Summer
Capability Period (currently
October 31, 2000)


The 2000/2001 Winter Capability        103.0             77.2
Period (currently November 1,
2000 Through April 30, 2001)